UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 7, 2008 (May 7, 2008)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
787 Seventh Avenue, 11th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment (this “Amendment”) on Form 8-K/A by National Financial Partners Corp. (the “Company”) amends the Quarterly Financial Supplement for the period ended March 31, 2008 (the “QFS”), originally furnished to the Securities and Exchange Commission with the Form 8-K on May 6, 2008.

This Amendment is being filed solely to amend certain information given in the QFS, specifically items listed under the headings “Components of ‘same store’ gross margin before management fees for the next year period comparison” and “Components of ‘same store’ gross margin before management fees as a percentage of ‘same store’ revenue for the next year period” for certain of the periods presented.

There are no other changes to the QFS or the other information furnished in the original report. For the convenience of the reader, the Company has restated the QFS in its entirety, a copy of which is attached hereto as Exhibit 99.1.

This Amendment does not reflect events that have occurred after the filing of the original report and does not modify or update disclosures as originally filed, except as described in this explanatory note.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Amended Quarterly Financial Supplement for the period ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: May 7, 2008

By:	/s/ Mark C. Biderman
Name:	Mark C. Biderman
Title:	Vice Chairman, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended Quarterly Financial Supplement for the period ended March 31, 2008.